As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________________________

USA Rare Earth, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	98-1720278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 W. Airport Road
Stillwater, OK 74075
(813) 867-6155
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________________________

Valerie Ford Jacob
Chief Legal Officer
100 W Airport Road,
Stillwater, OK 74075
(813) 867-6155
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________________

Copies to:

Joel L. Rubinstein
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200

________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form S-3 (referred to herein as the S-3 Registration Statement) will be used as a combined prospectus in connection with (a) this S-3 Registration Statement, (b) a Registration Statement on Form S-1 (Registration No. 333-287410) which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 21, 2025 (as amended and supplemented, “Registration Statement I”) and (c) a Registration Statement on Form S-1 (Registration No. 333-293172) which was declared effective by the SEC on February 11, 2026 (as amended and supplemented, “Registration Statement II” and, together with Registration Statement I, the “Prior Registration Statements”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 1 on Form S-1 to each of the Prior Registration Statements. Such Post-Effective Amendments will become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NO NEW SECURITIES ARE REGISTERED BY THIS S-3 REGISTRATION STATEMENT

EXPLANATORY NOTE AND STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is a part of this registration statement (this “S-3 Registration Statement”) is a combined prospectus which relates to: (a) a Registration Statement on Form S-1 (Registration No. 333-287410) filed by USA Rare Earth, Inc., a Delaware corporation (the “Company”), on May 20, 2025, which was subsequently amended on June 17, 2025 and July 10, 2025, and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 21, 2025 (as amended and supplemented, “Registration Statement I”) and (b) a Registration Statement on Form S-1 (Registration No. 333-293172) filed by the Company on February 3, 2026, which was declared effective by the SEC on February 11, 2026 (as amended and supplemented, “Registration Statement II” and, together with Registration Statement I, the “Prior Registration Statements”).

This S-3 Registration Statement registers:

(a)     (x) the primary issuance of (i) up to 15,653,227 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company that are issuable by us upon the exercise of certain common stock purchase warrants, exercisable for an aggregate of 2,236,182 shares of Common Stock at $7.00 per share as of May 11, 2026, each subject to adjustment (the “Preferred Investor Warrants”), and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 15,653,227, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, (ii) up to 5,000,000 shares of Common Stock that are issuable by us to certain former members (the “Eligible Stockholders”) of USA Rare Earth, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“USARE OpCo”) upon the occurrence of specified events pursuant to the Business Combination Agreement, dated as of August 21, 2024, by and among the Company, IPXX Merger Sub, LLC, a Delaware limited liability company and USARE OpCo. (as amended, the “Business Combination Agreement”), for no additional consideration and (iii) up to 11,860,916 shares of Common Stock issuable upon the conversion of 695,989 shares of 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) with a current conversion price of $7.00, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00; and (y) the offer and resale from time to time by certain of the selling stockholders named herein of 61,132,648 shares of Common Stock held by or issuable to such selling stockholders, all of which were originally registered on Registration Statement I; and

(b)    the offer and resale from time to time by certain of the selling stockholders named herein of (x) 6,543,737 shares of Common Stock that were issued or are issuable to certain selling stockholders pursuant to that certain Share Purchase Agreement, dated September 26, 2025, by and among the Company, Laconia Acquisition Sub Limited, a wholly-owned indirect subsidiary of the Company, Indian Ocean Rare Metals Pte Ltd, a Singapore private limited company, IORM’s shareholders and Grant Smith, solely in his capacity as the sellers’ representative and (y) 26,686,518 shares of Common Stock that were issued to certain of the selling stockholders pursuant to that certain Securities Purchase Agreement, dated January 26, 2026, by and among the Company and the investors party thereto, all of which were originally registered on Registration Statement II.

This S-3 Registration Statement is being filed in order to (i) replace the Prior Registration Statements (which were on Form S-1) with this S-3 Registration Statement, (ii) include the Company’s annual report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 30, 2026, and (iii) update the information regarding the selling stockholders and certain other disclosures contained in the Prior Registration Statements. All applicable registration fees were paid at the time of the original filing of the Prior Registration Statements.

Pursuant to Rule 429 under the Securities Act, this S-3 Registration Statement constitutes a post-effective amendment to the Prior Registration Statements, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS, DATED MAY 13, 2026

USA RARE EARTH, INC.

Primary Offering of
32,514,143 SHARES OF COMMON STOCK

Secondary offering of
94,362,903 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by USA Rare Earth, Inc., a Delaware corporation (“us,” “we,” or the “Company”) of (i) up to 15,653,227 shares of Common Stock that are issuable by us upon the exercise of certain common stock purchase warrants, exercisable for an aggregate of 2,236,182 shares of Common Stock at $7.00 per share as of May 12, 2026, each subject to adjustment (the “Preferred Investor Warrants”), and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 15,653,227, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, (ii) up to 5,000,000 shares of Common Stock that are issuable by us to certain former members (the “Eligible Stockholders”) of USA Rare Earth, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“USARE OpCo”) upon the occurrence of specified events pursuant to the Business Combination Agreement, dated as of August 21, 2024, by and among the Company, IPXX Merger Sub, LLC, a Delaware limited liability company and USARE OpCo. (as amended, the “Business Combination Agreement” and the transactions contemplated thereby, collectively the “Business Combination”), for no additional consideration (such shares, “Earnout Shares”) and (iii) up to 11,860,916 shares of Common Stock issuable upon the conversion of 695,989 shares of 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) with a current conversion price of $7.00, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00.

This prospectus also relates to the offer and resale from time to time by the selling stockholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Stockholders”) of up to:

(i)     56,999,800 shares of Common Stock issued or issuable in connection with the Business Combination:

(a)     21,621,988 shares of Common Stock held by certain Selling Stockholders who are former members of USARE OpCo received in exchange for common units (or securities exercisable or convertible into common units) of USARE OpCo as consideration in the Business Combination pursuant to the Business Combination Agreement;

(b)    3,125,000 shares of Common Stock held by Inflection Point Holdings II LLC (the “Sponsor”) received upon conversion of 3,125,000 Class B ordinary shares of Inflection Point which were initially acquired for approximately $0.004 per share, in connection with the Business Combination;

(c)   up to 11,860,916 shares of Common Stock issuable to certain Selling Stockholders upon conversion of 695,989 shares of Series A Preferred Stock which were issued in exchange for Class A Convertible Preferred Units of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of such Series A Preferred Stock $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock;

(d)    up to 9,985,296 shares of Common Stock issuable to certain Selling Stockholders upon exercise of Preferred Investor Warrants which were issued in exchange for certain warrants of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 9,985,296, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants;

(e)     up to 9,004,248 shares of Common Stock issuable to certain Selling Stockholders upon (I) conversion of 397,314 shares of Series A Preferred Stock purchased by certain investors and (II) conversion of 131,048 shares of Series A Preferred Stock issued to Michael Blitzer at Closing in exchange for forgiveness of 50% of a convertible promissory note, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, which amount represents a good faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such Series A Preferred Stock;

(f)     up to 1,402,352 shares of Common Stock issuable to a Selling Stockholder upon exercise of certain Preferred Investor Warrants, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 1,402,352, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants;

(ii)    up to 4,132,848 Earnout Shares issued or issuable to certain Selling Stockholders, including (a) 4,032,848 Earnout Shares issuable to former members of USARE OpCo and (b) 100,000 Earnout Shares issued or issuable to Cohen & Company Securities, LLC (“CCM”), upon the occurrence of specified events pursuant to the Business Combination Agreement, for no additional consideration;

(iii)   6,543,737 shares of Common Stock that were issued or are issuable to certain of the Selling Stockholders at an implied price of $14.84 per share pursuant to Share Purchase Agreement, dated September 26, 2025 (the “LCM SPA”), by and among the Company, Laconia Acquisition Sub Limited, a wholly-owned indirect subsidiary of the Company (the “Buyer”), Indian Ocean Rare Metals Pte Ltd, a Singapore private limited company (“IORM”), IORM’s shareholders (the “Sellers”) and Grant Smith, solely in his capacity as the Sellers’ representative (the “Sellers’ Representative”); and

(iv)   26,686,518 shares of Common Stock that were issued to certain of the Selling Stockholders (the “PIPE Investors”) at $21.50 per share pursuant to that Securities Purchase Agreement, dated January 26, 2026 (the “PIPE SPA”), by and among the Company and the PIPE Investors (the “PIPE,” and the shares of Common Stock described in clauses (i) through (iv) collectively, the “Resale Shares”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Stockholders may offer all or part of the Resale Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Shares are being registered to permit the Selling Stockholders to sell Resale Shares from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Stockholders may sell the Resale Shares through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Shares offered hereunder, the Selling Stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Shares for resale by the Selling Stockholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer.

The Selling Stockholders acquired, or have the option to acquire, the Resale Shares covered by this prospectus at prices ranging from less than $0.01 per share to $21.50 per share. By comparison, the closing price per share as of May 11, 2026 was $26.30 per share. Consequently, certain Selling Stockholders may have an incentive to sell and may realize a positive rate of return on the sale of their Resale Shares covered by this prospectus even if the market price of Common

Stock decreases below the current market price and public stockholders may experience a negative rate of return on their investment. For additional information, see “Risk Factors — Risks Relating to Ownership of Our Securities — Certain of the Selling Stockholders acquired their Common Stock at a price that is less than the market price of the Common Stock as of the date of this prospectus, may earn a positive rate of return even if the price of the Common Stock declines and may be willing to sell their Common Stock at a price less than stockholders that acquired Common Stock in the public market.”

The Resale Shares offered for resale by the Selling Stockholders pursuant to this prospectus represent approximately 35.5% of our total issued and outstanding Common Stock on a fully diluted basis (assuming and after giving effect to the issuance of 5,050,000 additional Earnout Shares, 20,865,164 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock taking into account for this purpose, accrued payment-in-kind dividends through March 12, 2028, and solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, and 17,055,626 shares of Common Stock issuable upon the exercise of all outstanding Preferred Investor Warrants, and that the exercise price of such Preferred Investor Warrants is $1.00 per share). The Selling Stockholders will be able to sell all of their Resale Shares registered for resale hereunder for so long as the registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Shares being registered for potential resale by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders may or intend to sell all or a significant portion of such Resale Shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock.

We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. We will receive the proceeds upon exercise of the Preferred Investor Warrants to the extent such Preferred Investor Warrants are exercised for cash. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $17.1 million. However, we will only receive such proceeds if all Preferred Investor Warrant holders fully exercise their Preferred Investor Warrants for cash. The current exercise price of the Preferred Investor Warrants is $7.00 per share. We believe that the likelihood that holders determine to exercise their Preferred Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price of the Preferred Investor Warrants (on a per share basis), we believe that holders will be very unlikely to exercise any of their Preferred Investor Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Preferred Investor Warrants will remain “in the money” prior to their expiration or that the holders will exercise their Preferred Investor Warrants. Holders of Preferred Investor Warrants have the option to exercise their respective Preferred Investor Warrants on a cashless basis in accordance with the terms of the Preferred Investor Warrants. To the extent that any Preferred Investor Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such Preferred Investor Warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Resale Shares.

Our shares of Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “USAR”. On May 11, 2026, the closing price of our Common Stock was $26.30 per share.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and, as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell the Common Stock offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus and any accompanying prospectus supplement we have prepared or authorized. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement of which this prospectus forms a part and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.usare.com/. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part but prior to the termination of all offerings covered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

•        Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

•        The information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026 that is responsive to Part III of Form 10-K.

•        Current Reports on Form 8-K filed with the SEC on January 26, 2026, January 29, 2026, February 3, 2026, March 5, 2026, March 12, 2026, April 20, 2026, April 20, 2026, April 23, 2026 and May 13, 2026 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed).

•        The description of our Common Stock in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, and as may be further amended by any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. Any such request may be made in writing or by telephone at the following address or phone number:

USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK 74075
(813) 867-6155

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

MARKET AND INDUSTRY DATA

Information contained in this prospectus, and in any amendment or any prospectus supplement, concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus, any amendment or any prospectus supplement, are subject to change based on various factors, including those described in the sections of this prospectus, any amendment or any prospectus supplement, entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus, any amendment or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement are forward-looking statements, including statements regarding our future results of operations or financial condition, business strategies, and expectations for our business and industry. Forward-looking statements are not guarantees of performance. Although we believe these forward-looking statements are reasonable when made, we cannot assure you that we will achieve or realize these plans or expectations. In some cases, you can identify forward-looking statements because they contain words such as “will,” “may,” “could,” “should,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “predict,” “intend,” “plan,” “believe,” “aim,” “build,” “continue,” “potential,” “vision” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•        our investment plans, including the development of the Round Top deposit, development and expansion of processing and separation facilities, development and expansion of metal-making and strip-casting facilities, and development and expansion of the magnet manufacturing facility, including the timing, cost, production capacities, and estimated outputs of each facility;

•        our plans for and prospects of acquisitions, investments and other business development activities;

•        our plans for capital raising activities, including from the U.S. government; and

•        our ability to successfully capitalize on growth opportunities and prospects.

These forward-looking statements are based on information available as of their respective dates and our management team’s expectations, forecasts and assumptions at such time, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our management team’s views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to materially differ include, but are not limited to the risks below, which also serve as a summary of the principal risks of an investment in our securities:

•        The proposed transactions with Carester SAS (“Carester”), Serra Verde Rare Earths Ltd. (“Serra Verde”) and Texas Mineral Resources Corp. (“TMRC”) may not be consummated on their anticipated timelines or at all, and failure to complete the transactions could adversely affect our business, financial condition, and results of operations.

•        We may not realize the anticipated benefits of our proposed and prior acquisitions and transactions, including transactions with Serra Verde, Carester and TMRC, including expected synergies, financial performance, estimated earnings before interest, taxes, depreciation and amortization and, in the case of Serra Verde, integration of operations, on the anticipated timeline or at all.

•        Our magnet manufacturing facility in Stillwater, Oklahoma (“Stillwater Facility”) has recently been commissioned; however, we have not commenced producing and selling sintered neodymium-iron-boron (“NdFeB”) permanent magnets (also referred to as neo magnets) and we have no history in commercial operations, and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

•        The Round Top project is at the exploration stage and we have not commenced construction or commission of the mine nor related facilities, and the development of the Round Top project into a producing mine is subject to a variety of risks, any number of which may cause the development of the Round Top project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

•        We may experience time delays, unforeseen expenses, increased capital costs, and other complications while developing our projects, which could delay the start of revenue-generating activities and increase development costs.

•        Until our Round Top project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate our Stillwater Facility.

•        The production of neo magnets is a capital-intensive business that requires the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production, it could negatively impact our business.

•        We will need to produce our products to exacting specifications in order to provide future customers with a consistently high-quality product. An inability to meet individual customer specifications would negatively impact our business.

•        We may be adversely affected by fluctuations in demand for, and prices of, neo magnets, magnet materials, and necessary feedstock.

•        Since our inception, we have generated negative operating cash flows and we may experience negative cash flow from operations in the future.

•        We may not be able to generate positive cashflow from our expected future business operations, and we may not achieve profitability.

•        We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

•        The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

•        An increase in the global supply of neo magnets or dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

•        We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

•        Geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell product or otherwise, may adversely affect our business.

•        The amount of capital required for completion and build-out of our Projects may increase materially from our current estimates, and any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

•        Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

•        Diminished access to water may adversely affect our operations.

•        We are subject to certain agreements with government entities that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

•        We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

•        We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

•        Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

•        Our success depends on developing and maintaining relationships with local communities and stakeholders.

•        We are or may be subject to risks associated with acquisitions, strategic transactions and expansions.

•        We may fail to realize all of the anticipated benefits of the Less Common Metals acquisition, including the anticipated acceleration of our mine-to-magnet strategy, on the anticipated timeline, or at all.

•        If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

•        We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

•        Our operations at our projects are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements or could limit or prevent our ability to continue our current operations or to undertake new operations, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

•        We will be required to obtain and maintain governmental permits and approvals to develop and operate the Projects, a process which is often costly and time-consuming.

•        Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

•        Tariffs by the U.S., counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

•        We are exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims.

•        We are subject to the risks of war, terrorism, natural disasters or public health emergencies.

•        If we take federal monies, we could become subject to federal regulations. This could delay timing and increase costs.

•        A proposed U.S. government financing is currently contemplated pursuant to a non-binding letter of intent and remains subject to the negotiation and execution of definitive documentation, satisfaction of conditions precedent, and final government approvals, and there can be no assurance that such documentation will be executed or that the collaboration will be consummated on the anticipated terms or at all.

•        The proposed U.S. government financing is expected to be funded in phases over time and is subject to our achieving milestones, and there can be no assurance that such milestones will be achieved on the expected timeline or at all.

•        The issuance of additional shares of our common stock or equity-linked securities, as a result of currently contemplated transactions or potential future transactions, could result in significant dilution to our existing stockholders and adversely affect the market price of our common stock.

•        The risks described in (i) Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and (ii) the other risks described in, or incorporated by reference into, this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent filings.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus and any applicable prospectus supplement, including the sections entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find Additional Information”), (iii) our consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, the United Kingdom, France and Brazil. Through our ownership of Less Common Metals, Ltd., one of the world’s leading producers of rare earth metals and alloys, our development of magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil (subject to closing the Serra Verde Transaction), and the Round Top deposit in Texas, we operate across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. We are establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors.

We were incorporated on March 6, 2023 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses under the name Inflection Point Acquisition Corp. II (“Inflection Point”). On March 12, 2025, Inflection Point domesticated into a Delaware corporation and changed its name to “USA Rare Earth, Inc.” On March 13, 2025, we completed the Business Combination with USARE OpCo. As a result of the Business Combination, we are a holding company, all of whose assets are held directly or indirectly by, and all of whose operations are conducted through, USARE OpCo and whose only direct asset consists of equity ownership of USARE OpCo. As the manager of USARE OpCo, we have all management powers over, and full control of, the business of USARE OpCo, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of USARE OpCo set forth in its operating agreement.

Corporate Information

We are incorporated in the state of Delaware and our principal executive office is located at 100 W Airport Road, Stillwater, Oklahoma. Our telephone number is (813) 867-6155. Our website address is https://www.usare.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	USA Rare Earth, Inc.
Common Stock Offered by Us

Up to 32,514,143 shares of Common Stock, consisting of: (i) up to 15,653,227 shares of Common Stock that are or may become issuable by us upon the exercise of certain Preferred Investor Warrants, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants; (ii) up to 5,000,000 Earnout Shares that are issuable by us to Eligible Stockholders upon the occurrence of specified events pursuant to the Business Combination Agreement for no additional consideration; and (iii) up to 11,860,916 shares of Common Stock issuable upon the conversion of 695,989 shares Series A Preferred Stock, and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Stockholders	Up to 94,362,903 shares of Common Stock.
Terms of the Offering

We will issue shares of Common Stock issuable upon (i) exercise of the Preferred Investor Warrants pursuant to the terms of the applicable Preferred Investor Warrants, (ii) vesting of the Earnout Shares pursuant to the terms of the Business Combination Agreement and (iii) conversion of the Series A Preferred Stock pursuant to the terms of the Series A Preferred Stock.

The Selling Stockholders will determine when and how they will dispose of any shares of Common Stock.

Use of Proceeds

We will receive the proceeds from any exercise of the Preferred Investor Warrants for cash. The Preferred Investor Warrants entitle the holders thereof to purchase one share of our Common Stock at a price of $7.00 per share. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $17.1 million. We believe that the likelihood that holders of Preferred Investor Warrants determine to exercise their Preferred Investor Warrants and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below $7.00 per share, holders will be unlikely to cash exercise their Preferred Investor Warrants, resulting in little to no cash proceeds to us. There is no assurance that the Preferred Investor Warrants will remain “in the money” prior to their expiration or that holders will exercise their Preferred Investor Warrants. Holders of Preferred Investor Warrants have the option to exercise their Preferred Investor Warrants, on a cashless basis under certain circumstances in accordance with the terms of the Preferred Investor Warrants. If the Preferred Investor Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the Preferred Investor Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

We will not receive any additional proceeds upon the issuance of the Earnout Shares or the Common Stock issuable upon conversion of shares of Series A Preferred Stock.

All of the shares of Common Stock offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Common Stock Outstanding	223,035,366 shares of Common Stock as of May 11, 2026
Risk factors

You should carefully read the “Risk Factors” beginning on page 12 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol	“USAR”

The number of shares of Common Stock set forth above is as of May 11, 2026 and excludes:

•        2,404,574 shares of Common Stock underlying 1,224,351 shares of Series A Preferred Stock with the conversion price of $7.00 taking into account accrued and unpaid payment-in-kind dividends through May 11, 2026;

•        2,436,518 shares of Common Stock underlying Preferred Investor Warrants with an exercise price of $7.00 per share;

•        5,050,000 Earnout Shares upon the occurrence of specified events pursuant to the Business Combination Agreement, for no additional consideration;

•        2,420,619 shares of Common Stock underlying unvested equity compensation awards under the Equity Incentive Plan; and

•        10,424,701 shares of Common Stock reserved for issuance pursuant to equity compensation awards under the Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus assumes or gives effect to:

•        no exercise of any outstanding warrants discussed above after May 11, 2026; and

•        no conversion of any securities of the Company into Common Stock after May 11, 2026.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in, or incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Information Incorporated by Reference” and “Where You can Find More Information”.

Risks Related to this Offering by the Selling Stockholders

Sales, or the perception of sales, of our Common Stock, including those registered in this registration statement and those we have registered or will register in separate registration statements, by us or our existing securityholders could dilute existing stockholders and cause the market price for our Common Stock to decline.

The issuance of substantial amounts of shares of our Common Stock could dilute existing stockholders and such sales, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. In particular, this registration statement covers our primary issuance of up to 32,514,143 shares of Common Stock consisting of: (i) up to 15,653,227 shares of Common Stock that are or may become issuable by us upon the exercise of certain Preferred Investor Warrants, assuming solely for this purpose that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 15,653,227, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, (ii) up to 5,000,000 Earnout Shares that are issuable by us to Eligible Stockholders upon the occurrence of specified events pursuant to the Business Combination Agreement for no additional consideration and (iii) up to 11,860,916 shares of Common Stock issuable upon the conversion of 695,989 shares of Series A Preferred Stock, and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock.

Once this S-3 Registration Statement has been declared effective, all 32,514,143 shares of Common Stock registered for primary issuance would be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.”

Further, once this S-3 Registration Statement has been declared effective, the Selling Stockholders can sell up to 94,362,903 shares of Common Stock, constituting approximately 35.5% of our total issued and outstanding Common Stock on a fully diluted basis (assuming and after giving effect to the issuance of 5,050,000 additional Earnout Shares, 20,865,164 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock taking into account for this purpose, accrued payment-in-kind dividends through March 12, 2028, and solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, and 17,055,626 shares of Common Stock issuable upon the exercise of all outstanding Preferred Investor Warrants, and that the exercise price of such Preferred Investor Warrants is $1.00 per share).

In addition, the shares of our Common Stock reserved for future issuance under the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan (the “Equity Incentive Plan”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the Equity Incentive Plan plus the number of shares underlying awards made under the Equity Incentive Plan equals 13,000,000 shares of Common Stock. We have filed a registration statement on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Such Form S-8 registration statement automatically became effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market.

Certain existing stockholders, including many of the Selling Stockholders, acquired or may acquire, Common Stock at a price, or implied price, below the trading price of such Common Stock as of the date of this S-3 Registration Statement, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Many of the Selling Stockholders acquired, or may acquire, the Resale Shares at a price, or an implied price, lower than market prices as of the date of this S-3 Registration Statement and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Stockholders are able to recognize a greater return on their investment than stockholders that acquired their Common Stock in the public market at market prices as of the date of this S-3 Registration Statement. Furthermore, the Selling Stockholders may earn a positive rate of return even if the price of our Common Stock declines. As a result, the Selling Stockholders may be willing to sell their respective shares at a price less than stockholders that acquired their Common Stock in the public market or at higher prices than the price paid by the Selling Stockholders, the sale of which would result in the Selling Stockholders realizing a significant gain even if other stockholders experience a negative rate of return. For example, based on the closing price of our Common Stock of $26.30 on May 11, 2026, the Sponsor would experience a potential profit of up to approximately $26.30 per share, the Sellers would experience a potential profit of up to approximately $11.46 and the PIPE investors would experience a potential profit of up to approximately $4.80.

USE OF PROCEEDS

We will receive the proceeds from any exercise of the Preferred Investor Warrants for cash. The Preferred Investor Warrants entitle the holders thereof to purchase one share of our Common Stock at a price of $7.00 per share. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $17.1 million. We believe that the likelihood that holders of Preferred Investor Warrants determine to exercise their Preferred Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below $7.00 per share, holders will be unlikely to cash exercise their Preferred Investor Warrants, resulting in little to no cash proceeds to us. There is no assurance that the Preferred Investor Warrants will be “in the money” prior to their expiration or that holders will exercise their Preferred Investor Warrants. Holders of Preferred Investor Warrants have the option to exercise their Preferred Investor Warrants on a cashless basis in certain circumstances in accordance with their terms. If the Preferred Investor Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the Preferred Investor Warrants, if any, for general corporate purposes.

We will not receive any additional proceeds upon the issuance of the Earnout Shares.

All of the shares of Common Stock offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders from time to time of an aggregate of 94,362,903 shares of our Common Stock.

The Selling Stockholders may offer and sell, from time to time, any or all of the Resale Shares being offered for resale by this prospectus.

In this prospectus, the term “Selling Stockholders” includes (i) the individuals and entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Shares covered by this prospectus after the date of this prospectus from the named Selling Stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The sale or possibility of sale of shares of Common Stock, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Common Stock price or putting significant downward pressure on the price of our Common Stock. The Common Stock being offered for resale by the Selling Stockholders pursuant to this prospectus represent approximately 35.5% of our total issued and outstanding Common Stock on a fully diluted basis (assuming and after giving effect to the issuance of 5,050,000 additional Earnout Shares, 20,865,164 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock taking into account for this purpose, accrued payment-in-kind dividends through March 12, 2028, and solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, and 17,055,626 shares of Common Stock issuable upon the exercise of all outstanding Preferred Investor Warrants, and that the exercise price of such Preferred Investor Warrants is $1.00 per share). The Selling Stockholders acquired, or have the option to acquire, the Resale Shares covered by this prospectus at prices ranging from less than $0.01 per share to $21.50 per share. By comparison, the closing price per share as of May 11, 2026 was $26.30 per share. Consequently, certain Selling Stockholders may realize a positive rate of return on the sale of their Resale Shares covered by this prospectus even if the market price of Common Stock decreases below the current market price and public stockholders may experience a negative rate of return on their investment.

The table below sets forth the name of the Selling Stockholders for which we are registering Resale Shares for resale to the public, and the aggregate number of shares of the Common Stock that the Selling Stockholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Unless otherwise noted, the information set forth below is as of May 11, 2026.

Because each Selling Stockholder may dispose of all, none or some portion of their Resale Shares, no estimate can be given as to the number of Resale Shares that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Shares covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these Resale Shares.

All calculations below under the heading “Common Stock Beneficially Owned Prior to Offering” include shares of Common Stock issuable upon conversion of Series A Preferred Stock taking into account accrued and unpaid payment-in-kind dividends as of May 11, 2026 and the current conversion price of $7.00 and shares of Common Stock issuable upon exercise of Preferred Investor Warrants based on the current exercise price of $7.00.

All calculations below under the heading “Common Stock Registered Hereby” include shares of Common Stock issuable upon conversion of Series A Preferred Stock taking into account accrued and unpaid payment-in-kind dividends through March 12, 2028 and assume, solely for this purpose, a conversion price of $1.00 and shares of Common Stock issuable upon exercise of Preferred Investor Warrants assume, solely for this purpose, an exercise price of $1.00 and that the number of shares underlying such Preferred Investor Warrants is adjusted based on such $1.00 exercise price.

Name	Common Stock Beneficially Owned Prior to Offering	Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of all Common Stock Offered Hereby
Inflection Point Holdings II LLC(1)	3,125,000	3,125,000	—
Inflection Point Fund I, LP(2)	1,236,407	5,847,678	562,500
The Critical Minerals Trust(3)	14,610,644	15,550,263	—
Bayshore Rare Earths II, LLC(4)	6,715,873	7,527,481	—
Bayshore Rare Earths, LLC(5)	2,060,869	2,309,924	—
Bayshore Capital Holdings Group, LLC(6)	62,816	66,856	—
M. Tready A. Smith Revocable Trust(7)	39,621	42,169	—
Michael Blitzer 2012 Revocable Living Trust(8)	1,654,722	7,004,493	847,500
Bowon M&P Co., Ltd.(9)	2,147,243	16,239,642	—
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(10)	403,009	3,160,999	—
Cohen & Company Securities, LLC(11)	50,000	100,000	—
Steve Ridge(12)	70,709	75,257	—
David Kronenfeld(13)	130,351	82,886	47,465
Australasian Minerals & Trading (S) Pte Ltd(14)	1,881,206	2,224,872	—
Velmurugan Vaikundarajan(15)	912,937	1,079,716	—
Chenthil Rajan Jegadeesan(16)	608,625	719,811	—
Muthurajan Jegadeesan(17)	608,625	719,811	—
Subramanian Vaikundarajan(18)	912,937	1,079,716	—
Subburajan Jegadeesan(19)	608,625	719,811	—
Inflection Point Freedom Fund LP(20)	15,734	15,734	—
Alyeska Master Fund, LP(21)	12,933,246	11,165,000	1,768,246
Entities advised or subadvised by T. Rowe Price Associates, Inc.(22)	2,297,060	2,297,060	—
Citadel CEMF Investments Ltd.(23)	375,000	375,000	—
Point72 Associates, LLC(24)	220,706	220,706	—
Entities affiliated with Blackrock, Inc.(25)	1,587,000	1,587,000	—
Entities Affiliated with Capital Research and Management Company(26)	1,460,990	1,448,244	12,746
Entities affiliated with Hood River Capital Management LLC(27)	1,445,000	1,445,000	—
Adage Capital Partners LP(28)	1,160,000	1,160,000	—
Entities affiliated with Millennium Management LLC(29)	1,382,048	466,050	915,998
Atlas Private Holdings (Cayman) Ltd.(30)	124,687	124,687	—
Entities affiliated with Seven Grand(31)	262,500	262,500	—
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(32)	574,205	574,205	—
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(32)	288,719	288,719	—
Entities affiliated with Yaupon Capital GP LLC(33)	700,000	700,000	—
Entities managed or submanaged by Encompass Capital Advisors(34)	465,000	465,000	—
Entities affiliated with Newtyn Management(35)	464,000	464,000	—
The Trustees of the University of Pennsylvania(36)	940,094	465,000	475,094

Name	Common Stock Beneficially Owned Prior to Offering	Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of all Common Stock Offered Hereby
Entities managed by O’Connor Alternative Investments(37)	245,000	245,000	—
MMCAP International Inc. SPC(38)	124,687	124,687	—
Entities affiliated with Zimmer Partners, LP(39)	2,320,000	2,320,000	—
Jain Global Master Fund Ltd(40)	505,464	428,686	76,778
New York City Deferred Compensation Plan	44,240	44,240	—

____________

(1)      Michael Blitzer, the chairman of the Company’s board of directors, is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held by or issuable to Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Inflection Point Holdings II LLC is 167 Madison Avenue, Suite 205 #1017, New York, NY 10016.

(2)      Common Stock Beneficially Owned Prior to Offering consists of (i) 673,907 shares of Common Stock issuable upon conversion of 343,137 shares of Series A Preferred Stock and (ii) 562,500 shares of Common Stock. Common Stock Registered Hereby Consists of 5,847,678 shares of Common Stock issuable upon conversion of 343,137 shares of Series A Preferred Stock held by Inflection Point Fund I, L.P. (“Inflection Point Fund”). Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Voting and dispositive power over securities beneficially owned by Inflection Point Fund are vested in an investment committee of three members, including Michael Blitzer, Chairman of the Company’s board of directors, Kevin Shannon, an advisor to the Company’s board of directors, and a third individual who does not have, and has not had during the past three years, any relationship with the Company or any of its predecessors or affiliates. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. The business address of Inflection Point Fund is 1680 Michigan Ave, Suite 700 #1016, Miami Beach, FL 33139.

(3)      Common Stock Registered Hereby consists of (i) 14,610,644 shares of Common Stock, plus (ii) 939,619 shares of Common Stock issuable upon the occurrence of certain events. Mordechai Gutnick, a current director of the Company, is the trustee of The Critical Minerals Trust. Mr. Gutnick is the sole beneficial owner of the securities held by or issuable to The Critical Minerals Trust. The address for Mr. Gutnick is 100 W Airport Road, Stillwater, Oklahoma 74075, c/o USARE.

(4)      Common Stock Registered Hereby consists of (i) 6,715,873 shares of Common Stock, plus (ii) 811,608 shares of Common Stock issuable upon the occurrence of certain events. Bayshore Capital serves as an investment adviser to Bayshore Rare Earths II, LLC (“BRE II”). Tready Smith, a former director of the Company, is the Chief Executive Officer of Bayshore Capital Advisors, LLC “Bayshore Capital”), and as a result exercises sole voting and dispositive control over the securities held by or issuable to BRE II. Ms. Smith disclaims any beneficial ownership of such securities, except the extent of any pecuniary interest she may have therein. The address of BRE II, Bayshore Capital and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(5)      Common Stock Registered Hereby consists of (i) 2,060,869 shares of Common Stock, plus (ii) 249,055 shares of Common Stock issuable upon the occurrence of certain events. Bayshore Rare Earths, LLC (“BRE”) is a wholly-owned subsidiary of Bayshore Partners Fund II, LP. Bayshore Capital serves as an investment adviser to Bayshore Partners Fund II, LP. Tready Smith, a former director of the Company, is the Chief Executive Officer of Bayshore Capital, and as a result exercises sole voting and dispositive control over the securities held by or issuable to BRE. Ms. Smith disclaims any beneficial ownership of such securities, except the extent of any pecuniary interest she may have therein. The address of BRE, Bayshore Capital, Bayshore Partners Fund II, LP and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(6)      Common Stock Registered Hereby consists of (i) 62,816 shares of Common Stock, plus (ii) 4,040 shares of Common Stock issuable upon the occurrence of certain events. Thayer C. Smith, Jr., the husband of Tready Smith, a former director of the Company, is the Manager of Bayshore Capital Holdings Group LLC, and as a result, he and Ms. Smith may be deemed to share beneficial ownership of the securities held by or issuable to Bayshore Capital Holdings Group LLC. The address of Bayshore Capital Holdings Group LLC, Mr. Smith and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(7)      Common Stock Registered Hereby consists of (i) 39,621 shares of Common Stock, plus (ii) 2,548 shares of Common Stock issuable upon the occurrence of certain events. Tready Smith, a former director of the Company, is the trustee of the M. Tready A. Smith Revocable Trust, and as a result, may be deemed to share beneficial ownership of the securities held by or issuable to the M. Tready A. Smith Revocable Trust. The address of the M. Tready A. Smith Revocable Trust and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(8)      Common Stock Beneficially Owned Prior to Offering consists of (i) 807,222 shares of Common Stock issuable upon conversion of 343,137 shares of Series A Preferred Stock and (ii) 847,500 shares of Common Stock. Common Stock Registered Hereby consists of 7,004,493 shares of Common Stock, issuable upon the conversion of 411,018 shares of Series A Preferred Stock. Mr. Blitzer, the current chair of the Company’s board of directors, is the grantor and trustee of the Michael Blitzer 2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust.

(9)      Common Stock Registered Hereby consists of (i) 6,254,346 shares of Common Stock, issuable upon the conversion of 367,000 shares of Series A Preferred Stock and (ii) 9,985,296 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Bowon M&P Co., Ltd. The beneficial owner of the securities held by Bowon M&P Co., Ltd. is Mr. Kwangshik Ma.

(10)    Common Stock Registered Hereby consists of 1,758,647 shares of Common Stock, issuable upon the conversion of 103,196 shares of Series A Preferred Stock and (ii) 1,402,352 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, as the managing member of Ayrton Capital LLC, the investment manager of Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, may be deemed to share beneficial ownership of the securities held by or issuable to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these securities. The business address for Alto Opportunity Master Fund, Ayrton Capital LLC and Mr. Khatri is c/o Ayrton Capital, 55 Post Road West, 2nd Floor Westport, Connecticut 06880.

(11)    CCM acted as financial advisor to USARE OpCo and placement agent to the Company in connection with the Business Combination. Common Stock Registered Hereby consists of (i) 50,000 shares of Common Stock, plus (ii) 50,000 Earnout Shares issuable upon the occurrence of certain events. Jerry Serowik, as Senior Managing Director, Head of Capital Markets, may be deemed to share beneficial ownership of the securities held by or issuable to CCM. The business address of CCM is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(12)    Mr. Ridge is the former Chief Operating Officer of the Company and USARE OpCo and a former consultant to the Company. Common Stock Registered Hereby consists of (i) 70,709 shares of Common Stock, plus (ii) 4,548 Earnout Shares issuable upon the occurrence of certain events.

(13)    Common Stock Beneficially Owned Prior to Offering consists of (i) 81,143 shares of Common Stock held by Mr. Kronenfeld, (ii) 3,711 shares of Common Stock held by a retirement account of Mr. Kronenfeld and (iii) 45,497 restricted stock units under the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan that will vest on May 20, 2026. Mr. Kronenfeld is the General Counsel of the Company and USARE OpCo, and previously served as the Chief Legal Officer and Corporate Secretary of the Company and USARE OpCo. Common Stock Registered Hereby consists of (i) 77,877 shares of Common Stock plus (ii) 5,009 Earnout Shares issuable upon the occurrence of certain events.

(14)    Common Stock Registered Hereby consists of (i) 1,881,206 shares of Common Stock plus (ii) 346,666 shares of Common Stock held in escrow. The Common Stock is held by Australasian Minerals & Trading (S) Pte Ltd (“Australasian Minerals”) and may be deemed to be beneficially owned by Grant Haydn Smith, a Director of Australasian Minerals. Mr. Smith’s address is 103 Grovedale Rd, Floreat, 6014, Australia.

(15)    Common Stock Registered Hereby consists of (i) 912,937 shares of Common Stock plus (ii) 166,779 shares of Common Stock held in escrow. The Common Stock is directly held by Velmurugan Vaikundarajan. Mr. Vaikundarajan’s address is No. 7, ML Their Road, Keeraikaranthattu, Tisayanvilai, Tirunelveli-627657.

(16)    Common Stock Registered Hereby consists of (i) 608,625 shares of Common Stock plus (ii) 111,186 shares of Common Stock held in escrow. The Common Stock is held by Chenthil Rajan Jegadeesan.

(17)    Common Stock Registered Hereby consists of (i) 608,625 shares of Common Stock plus (ii) 111,186 shares of Common Stock held in escrow. The Common Stock is directly held by Muthurajan Jegadeesan. Muthurajan Jegadeesan’s address is No. 3, ML Their Road, Keeraikaranthattu, Tisayanvilai, Tirunelveli-627657.

(18)    Common Stock Registered Hereby consists of (i) 912,937 shares of Common Stock plus (ii) 166,779 shares of Common Stock held in escrow. The Common Stock is directly held by Subramanian Vaikundarajan. Subramanian Vaikundarajan’s address is No. 7, ML Their Road, Keeraikaranthattu, Tisayanvilai, Tirunelveli-627657.

(19)    Common Stock Registered Hereby consists of (i) 608,625 shares of Common Stock plus (ii) 111,186 shares of Common Stock held in escrow. The Common Stock is held by Subburajan Jegadeesan.

(20)   Inflection Point Freedom Fund GP LLC and Inflection Point Asset Management LLC are the general partner, and investment manager, respectively, of Inflection Point Freedom Fund LP. Voting and dispositive power over securities beneficially owned by Inflection Point Freedom Fund LP are vested in an investment committee of three members, including Michael Blitzer, Chairman of the Company’s Board, Kevin Shannon, an advisor to the Company’s Board, and a third individual who does not have, and has not had during the past three years, any relationship with the Company or any of its predecessors or affiliates. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. The business address of Inflection Point Freedom Fund LP is 1680 Michigan Ave, Suite 700 #1016, Miami Beach, FL 33139.

(21)    Common Stock Beneficially Owned Prior to Offering includes 1,768,246 shares of Common Stock acquired by Alyeska Master Fund, LP (“Alyeska”) separately from the PIPE. Common Stock Registered Hereby consists of 11,650,000 shares of Common Stock purchased by Alyeska in the PIPE. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(22)    Consists of (i) 965,744 shares of Common Stock held by T. Rowe Price Real Assets Trust I; (ii) 532,479 shares of Common Stock held by T. Rowe Price Real Assets Fund, Inc.; (iii) 456,492 shares of Common Stock held by T. Rowe Price New Era Fund, Inc.; (iv) 222,932 shares of Common Stock held by T. Rowe Price New Horizons Fund, Inc.; (v) 104,193 shares of Common Stock held by T. Rowe Price New Horizons Trust; (vi) 3,216 shares of Common Stock held by T. Rowe Price Natural Resources ETF; (vii) 2,730 shares of Common Stock held by SunAmerica Series Trust — SA T. Rowe Price VCP Balanced Portfolio; (viii) 1,695 shares of Common Stock held by T. Rowe Price Global Allocation Fund, Inc.; and (ix) 238 shares of Common Stock held by T. Rowe Price Global Allocation Fund (together, the “T Rowe Accounts”). T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadvisor, as applicable, with power to direct investments and/or sole power to vote the shares of Common Stock owned by the T. Rowe Accounts. TRPA may be deemed to be the beneficial owner of all of the shares of Common Stock listed above but disclaims beneficial ownership of such shares. The address of each of the T. Rowe Accounts is T. Rowe Price Associates, Inc., 1307 Point Street, Baltimore, MD 21231.

(23)    Citadel Advisors LLC is a portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares of Common Stock listed above. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is 830 Brickell Plaza, Floor 15, Miami, FL 33131.

(24)    Consists of Common Stock held by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the Common Stock held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(25)    The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: Triaxial Master Fund LP, BlackRock Capital Allocation Term Trust, BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc., BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc., BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V, BlackRock Total Return Fund of BlackRock Bond Fund, Inc., and BlackRock Total Return V.I. Fund of BlackRock Variable Series Funds II, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or other funds and accounts under management by subsidiaries of BlackRock, Inc.

(26)   Common Stock Beneficially Owned Prior to Offering consists of (i) 1,412,999 shares of Common Stock held by SMALLCAP World Fund, Inc. (“SCWF”), (ii) 40,438 shares of Common Stock held by American Funds U.S. Small and Mid Cap Equity Fund (“SMID”), including 27,692 shares of Common Stock purchased in the PIPE and (iii) 7,553 shares of Common Stock held by American Funds Insurance Series — U.S. Small and Mid Cap Equity Fund (“VISMID”). Common Stock Registered Hereby excludes 12,746 shares of Common Stock beneficially owned by SMID that were not acquired in the PIPE. Capital Research and Management Company (“CRMC” and, together with SCWF, SMID and VISMID, the “CRMC Stockholders”) is the investment adviser of the CRMC Stockholders. For purposes of the reporting requirements of the Exchange Act,

CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares of common stock held by the CRMC Stockholders; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Julian N. Abdey, Peter Eliot, Brady L. Enright, Brittain Ezzes, Bradford F. Freer, Peter Gusev, Leo Hee, M. Taylor Hinshaw, Roz Hongsaranagon, Shlok Melwani, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Piyada Phanaphat, Andraz Razen, Arun Swaminathan, Thatcher Thompson, as portfolio managers, have voting and investment powers over the shares held by SCWF. M. Taylor Hinshaw, Matt Hochstetler, Roz Hongsaranagon, and Andraz Razen, as portfolio managers, have voting and investment powers over the shares held by SMID and VISMID. The portfolio managers named above expressly disclaim beneficial ownership of the shares of common stock owned by the CRMC Stockholders. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. Each of the CRMC Stockholders acquired the securities being registered hereby in the ordinary course of its business.

(27)    The Common Stock is directly held by Hood River Capital Management LLC (“Hood River”) and may be deemed to be beneficially owned by Brian Smoluch, as Principal. The address of Hood River is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, FL 33410.

(28)    The securities to which this filing relates are held directly by Adage Capital Partners, L.P., a Delaware limited partnership (the “Fund”). Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), serves as the general partner of the Fund and as such has discretion over the portfolio securities beneficially owned by the Fund. Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), is the managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Each of the reporting persons disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Exchange Act, except as to such extent of such reporting person’s pecuniary interest in the securities. The address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(29)    As of the close of business on May 8, 2026: (i) Integrated Core Strategies (US) LLC beneficially owned an aggregate of 1,110,098 shares of the Company’s Common Stock consisting of (a) 270,000 shares of the Company’s Common Stock which were acquired separately from the PIPE, and (b) 840,098 shares of the Company’s Common Stock which were acquired separately from the PIPE; (ii) ICS Opportunities II LLC (a Selling Stockholder) beneficially owned 95,000 shares of the Company’s Common Stock, all of which were acquired in the Private Placement; (iii) ICS Opportunities, Ltd. (a Selling Stockholder) beneficially owned 101,050 shares of the Company’s Common Stock, all of which were acquired in the Private Placement; and (iv) Integrated Assets, Ltd. beneficially owned 75,900 shares of the Company’s Common Stock as it held listed options to purchase 75,900 shares of the Company’s Common Stock. Integrated Assets, Ltd. is an affiliate of Integrated Core Strategies (US) LLC, ICS Opportunities II LLC and ICS Opportunities, Ltd. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC, ICS Opportunities II LLC and ICS Opportunities, Ltd. is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(30)    Consists of Common Stock held by Atlas Private Holdings (Cayman) Ltd. (“Atlas”). Balyasny Asset Management L.P. (“BAM”) is the investment advisor of Atlas. Dmitry Balyasny, via intermediate entities, manages BAM and has voting and investment control over the reported securities. The address of Atlas and BAM is 444 W. Lake St., 50th Floor, Chicago, IL 60606.

(31)    Seven Grand Managers, LLC is the investment manager of SummitTX Master, SPC — SummitTX Alpha SP, SummitTX Master, SPC — SummitTX Apex SP, CM Sub-Advised Fund 2 Ltd., SummitTX Pinnacle Master, L.P., Riverview Omni Master Fund LP, Seven Grand Partners LLC and Niche Plus Emerald Fund LLC (collectively, the “Seven Grand Securityholders”). Chris Fahy may be deemed to have investment discretion and voting power over Common Stock held by the Seven Grand Securityholders. The address of each entity listed in this footnote is 81 Pondfield Road, Suite C302, Bronxville NY 10708.

(32)    These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(33)    Yaupon Capital GP LLC (“Yaupon GP”) is the general partner of Yaupon Master Fund LP and Yaupon Enhanced Master Fund LP (the “Selling Stockholders”) and may be deemed to have voting and dispositive power with respect to the Common Stock. Steve Pattyn is the managing member of Yaupon GP and, accordingly, may be deemed to have voting and dispositive power with respect to the Common Stock held by these Selling Stockholders.

(34)    The Common Stock is held by certain fund entities and managed accounts for which Encompass Capital Advisors LLC (“Encompass Capital”) exercises investment discretion. Todd Kantor, as the managing member of Encompass Capital, may be deemed to have shared voting and dispositive power with respect to the shares held by Encompass Capital and Mr. Kantor may also be deemed to beneficially own such securities. Mr. Kantor disclaims beneficial ownership of the foregoing, except to the extent of his pecuniary interest therein. The business address of Encompass Capital and Mr. Kantor is 200 Park Avenue, Suite 1604, New York, New York 10166.

(35)    Consists of (i) 289,490 shares of Common Stock held by Newtyn TE Partners, LP, and (ii) 174,510 shares of Common Stock held by Newtyn Partners, LP. Noah G. Levy, as the managing member of Newtyn Management, the investment manager of Newtyn TE Partners, LP and Newtyn Partners LP, may be deemed to have shared voting and dispositive power with respect to the shares held by Newtyn TE Partners, LP and Newtyn Partners LP.

(36)    Common Stock Beneficially Owned Prior to Offering includes (i) 465,000 shares of Common Stock purchased from the Company in the PIPE and (ii) 475,094 additional shares of Common Stock held as of May 11, 2026. Common Stock Registered Hereby consists of 465,000 shares of Common Stock purchased from the Company in the PIPE. Peter Ammon is the Chief Investment Officer at the University of Pennsylvania and is a Control Person as a Senior Managing Official but is not a beneficial owner of the Common Stock purchased by The Trustees of the University of Pennsylvania. The business address of the University of Pennsylvania is 3451 Walnut Street, Suite 714, Philadelphia, PA 19104.

(37)    Consists of (i) 214,500 shares of Common Stock held by O’Connor Global Merger Arbitrage Master Limited; and (ii) 30,500 shares of Common Stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund (the “O’Connor Funds”). O’Connor Alternative Investments, LLC (“O’Connor Alternative Investments”) is the investment manager of the O’Connor Funds and accordingly has voting control and investment discretion over the securities described herein held by the O’Connor Funds. David Blake Hiltabrand (“Mr. Hiltabrand”) has voting control and investment discretion over the securities described herein held by the O’Connor Funds. As a result, each of O’Connor Alternative Investments and Mr. Hiltabrand may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by the O’Connor Funds. The address of this shareholder is c/o O’Connor Alternative Investments, LLC, 110 East 59th Street, New York, NY 10022.

(38)    MM Asset Management, Inc. is the investment advisor to MMCAP International Inc. SPC. The business address of MMCAP International Inc. SPC is Mourant Governance Service (Cayman) Ltd, 94 Solaris Ave Camana Bay, Grand Cayman, Cayman Islands KY1-1108.

(39)    Consists of (i) 1,938,633 shares held directly by ZP Master Utility Fund, Ltd. (“Master Utility”), (ii) 152,559 shares held directly by Compass Offshore SAV II PCC Limited (“Compass Offshore”), and (iii) 228,808 shares held directly by Compass SAV II L.L.C. (“Compass Onshore”, and together with Master Utility and Compass Offshore, the “Zimmer Accounts”). The Zimmer Accounts have delegated to Zimmer Partners, LP, as investment manager (the “Investment Manager”), sole voting and investment power over the shares of common stock described above that are held by the Accounts pursuant to such Account’s respective investment management agreement with the Investment Manager. As a result, each of the Investment Manager, Zimmer Partners GP, LLC (“GP”), as the general partner of the Investment Manager, Zimmer Financial Services Group LLC (“ZFSG”), as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of ZFSG, may be deemed to exercise voting and investment power over the shares of common stock described above that are held by the Accounts and thus may be deemed to beneficially own such shares of Common Stock. The Investment Manager, GP, ZFSG and Stuart J. Zimmer disclaim any beneficial ownership of the shares held by, or any group status with, Compass Offshore SAV II PCC Limited and Compass SAV II L.L.C.

(40)    As of the close of business on May 8, 2026: Jain Global Master Fund Ltd beneficially owned an aggregate of 505,464 shares of Common Stock consisting of (a) 76,778 shares of Common Stock which were acquired separately from the PIPE and (b) 428,686 shares of Common Stock which were acquired in the PIPE. Jain Global LLC is the investment manager for Jain Global Master Fund Ltd. Jain Holdings is the sole member of Jain Global LLC. Robert Jain is the Chief Executive Officer and Chief Investment Officer of Jain Global LLC, and owns a controlling interest in Jain Holdings. Each of Jain Global LLC, Jain Holdings, and Robert Jain disclaims any beneficial ownership of the reported securities, except to the extent of their individual pecuniary interests therein. The address of Jain Global Master Fund Ltd and Jain Global LLC is 9 West 57th Street, 39th Floor, New York New York 10019.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Common Stock or interests in our Common Stock on any stock exchange, market, or trading facility on which shares of our Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their Common Stock or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners, or stockholders;

•        short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers who may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share; or

•        a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors-in-interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell shares of our Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to indemnify the Selling Stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, transfer taxes, and certain legal expenses relating to the offering.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of USA Rare Earth, Inc. as of December 31, 2025 and 2024 and for each of the years then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporate in reliance on the report of BDO USA, P.C. (formerly HORNE LLP), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of SVRE Holdings Ltd. incorporated in this Prospectus by reference to USA Rare Earth, Inc.’s Current Report on Form 8-K dated May 13, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., independent auditors, given on the authority of said firm as experts in auditing and accounting.

USA RARE EARTH, INC.

Primary Offering of

32,514,143 SHARES OF COMMON STOCK

Secondary offering of

94,362,903 SHARES OF COMMON STOCK

________________________________________________

PRELIMINARY PROSPECTUS

________________________________________________

            , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

Amount
SEC registration fee	$463,000(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Trustee fees and expenses	(2)
Blue sky fees and expenses (including legal fees)	(2)
Printing and miscellaneous fees and expenses	(2)
Total	$(2)

____________

(1)      SEC registration fees were previously paid.

(2)      The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
2.1†	Business Combination Agreement, dated as of August 21, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.1	2/13/2025
2.2	Amendment No. 1 to Business Combination Agreement, dated as of November 11, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.2	2/13/2025
2.3†	Amendment No. 2 to Business Combination Agreement, dated as of January 30, 2025, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC.	S-4/A	333-283181	2.4	2/13/2025
2.4	Certificate of Merger of IPXX Merger Sub, LLC with and into USA Rare Earth, LLC.	8-K	001-41711	2.4	3/19/2025
2.5	Plan of Domestication	8-K	001-41711	2.5	3/19/2025
2.6†	Share Purchase Agreement, dated as of September 26, 2025, by and among USA Rare Earth, Inc., Laconia Acquisition Sub Limited, Indian Ocean Rare Metals Pte Ltd, the shareholders of Indian Ocean Rare Metals Pte Ltd and Grant Smith, solely in his capacity as the sellers’ representative.	8-K	001-41711	2.1	9/29/2025
2.7†	Agreement and Plan of Merger, dated March 4, 2026, by and among USA Rare Earth, Inc., Texas Mineral Resources Corp., Hamer Merger Sub, Inc. and Hamer Merger Sub, LLC.	8-K	001-41711	2.1	3/5/2026
2.8†	Agreement and Plan of Merger, dated April 19, 2026, by and among USA Rare Earth, Inc., SVRE Holdings LTD, Middlebury Merger Sub Ltd. and the Serra Verde Rare Earths Ltd., as the Seller Representative.	8-K	001-41711	2.1	4/20/2026
3.1	Certificate of Corporate Domestication of USA Rare Earth, Inc.	8-K	001-41711	3.1	3/19/2025
3.2	Certificate of Incorporation of USA Rare Earth, Inc.	8-K	001-41711	3.2	3/19/2025
3.3	Bylaws of USA Rare Earth, Inc.	8-K	001-41711	3.3	3/19/2025
3.4	USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.4	3/19/2025
3.5	Certificate of Amendment, dated May 1, 2025, to USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.2	5/5/2025
3.6	Certificate of Amendment, dated January 26, 2026, to USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.	8-K	001-41711	3.1	1/26/2026
4.1	Specimen Common Stock Certificate of USA Rare Earth, Inc.	S-4/A	333-283181	4.5	2/13/2025
4.2	Form of Warrant issued to each Series A Investor.	8-K	001-41711	4.4	3/19/2025
4.3	Form of Warrant issued to PIPE Investors.	10-Q	001-41711	4.2	5/15/2025
4.4	Form of Waiver to Warrants issued to Series A Investors and PIPE Investors.	8-K	001-41711	4.5	5/5/2025
4.5	Form of Amendment to Warrants issued to Series A Investors and Closing PIPE Investors.	8-K	001-41711	4.1	1/26/2026
5.1*	Opinion of White & Case LLP with respect to the legality of the securities being offered.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
23.1*	Consent of BDO USA, P.C. (formerly, Horne LLP), independent registered public accountants for the Registrant.
23.2*	Consent of PricewaterhouseCoopers Auditores Independentes Ltda., independent registered public accountants for SVRE Holdings Ltd.
23.3*	Consent of White & Case LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.

____________

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*        Filed herewith.

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on May 13, 2026.

USA RARE EARTH, INC.
By:	/s/ Barbara Humpton
Name:	Barbara Humpton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Barbara Humpton and William Robert Steele Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on May 13, 2026.

Signature	Title
/s/ Barbara Humpton	Director, Chief Executive Officer
Barbara Humpton	(Principal Executive Officer)
/s/ William Robert Steele Jr.	Chief Financial Officer
William Robert Steele Jr.	(Principal Financial and Accounting Officer)
/s/ Michael Blitzer	Chair
Michael Blitzer
/s/ Thomas Caulfield	Director
Thomas Caulfield
/s/ Mordechai Gutnick	Director
Mordechai Gutnick
/s/ Paul Kern	Director
Paul Kern
/s/ Otto Schwethelm	Director
Otto Schwethelm
/s/ Michael Senft	Director
Michael Senft
/s/ Carolyn Trabuco	Director
Carolyn Trabuco